OPERATING AGREEMENT

This Operating Agreement (this “Agreement”) is dated November 28, 2011 and is entered into between Panjin Hengrun Biological Technology Development Co., Ltd. 盘锦恒润生物技术开发有限公司，a company with limited liability formed under the laws of the People’s Republic of China (“Party A”), and Liaoning Dingxu Ecological Agriculture Development Co., Ltd.辽宁鼎旭生态农业发展有限公司， a company with limited liability formed under the laws of the People’s Republic of China (“Party B”) and each of the shareholders of Party B (“Shareholders”). Party A, Party B, and Shareholders are collectively referred to in this Agreement as the “Parties.”

RECITALS

A.	Party A is company with limited liability formed under the laws of the People’s Republic of China (“PRC”).

B.	Party B is a company with limited liability formed under the laws of the People’s Republic of China.

C.	The Shareholders are shareholders of Party B. Shareholders collectively own over 50% of the equity interests of Party B;

D.	Party A has established a business relationship with Party B by entering into the “Consulting Services Agreement” (hereinafter referred to as the “Services Agreement”);

E.	Pursuant to the above-mentioned agreement between Party A and Party B, Party B shall pay certain consulting fees to Party A.

F.	The Parties are entering into this Agreement define and clarify the relationship between Party A and Party B, relating to Party B’s operations.

NOW THEREFORE, all parties of this Agreement hereby mutually agree as follows:

1.

Party A agrees, subject to the satisfaction of the relevant provisions by Party B herein, as the guarantor for Party B in the contracts, agreements or transactions in connection with Party B’s operation between Party B and any other third party, to provide full guarantee for the performance of such contracts, agreements or transactions by Party B. Party B agrees, as a counter-guarantee, to pledge all of its assets, including accounts receivable, to Party A. According to the aforesaid guarantee, Party A wishes to enter into written guarantee agreements with Party B’s counter-parties thereof to assume liability as the guarantor when and if needed; therefore, Party B and Shareholders shall take all necessary actions (including but not limited to executing and delivering relevant documents and filing of relevant registrations) to carry out the arrangement of counter-guarantee to Party A.

2.

In consideration of the requirement of Article 1 herein and assuring the performance of the Service Agreement between Party A and Party B and the payment of the payables accounts by Party B to Party A, Party B together with the Shareholders hereby jointly agree that Party B shall not conduct any transaction which may materially affects its assets, obligations, rights or the operations of Party B (excluding the business contracts, agreements, sell or purchase assets during Party B’s regular operation and the lien obtained by relevant counter parties due to such agreements) prior written consent of Party A, including but not limited to the following:

2.1	To borrow money from any third party or assume any debt;

2.2	To sell, license, transfer, or acquire from or to any third party any asset or right, including but not limited to any intellectual property right;

2.3	To provide any guarantees to any third parties using its assets or intellectual property rights;

2.4	To assign to any third party and of its business agreements.

3.

In order to ensure the performance of the Service Agreement between Party A and Party B and the payment of the various payables by Party B to Party A, Party B together with the Shareholders hereby jointly agree to accept, from time to time, advice regarding corporate policy advise provided by Party A in connection with company’s daily operations, financial management and the employment and dismissal of the company’s employees.

4.

Party B together with the Shareholders hereby jointly agree that the Shareholders shall appoint the person recommended by Party A as the directors of Party B, and Party B shall appoint Party A’s senior managers as Party B’s principal officers, and other senior officers. If any of the above senior officers leaves or is dismissed by Party A, he or she will lose the qualification to take any position in Party B and Party B shall appoint other senior officers of Party A recommended by Party A to take such position. The person recommended by Party A in accordance with this Article herein should comply with the stipulation on the qualifications of directors, principal officers, and other senior officers pursuant to applicable law.

5.

Party B together with the Shareholders hereby jointly agree and confirm that Party B shall seek the guarantee from Party A first if it needs any guarantee for its performance of any contract or loan of flow capital in the course of operation. In such case, Party A shall have the right but not the obligation to provide the appropriate guarantee to Party B on its own discretion. If Party A decides not to provide such guarantee, Party A shall issue a written notice to Party B immediately and Party B shall seek a guarantee from other third party.

6.

In the event that any of the agreements between Party A and Party B terminates or expires, Party A shall have the right but not the obligation to terminate all agreements between Party A and Party B including but not limited to the Services Agreement.

7.

Any amendment and supplement of this Agreement shall be made in writing. The amendment and supplement duly executed by all parties shall be deemed as a part of this Agreement and shall have the same legal effect as this Agreement.

8.

If any clause hereof is judged as invalid or non-enforceable according to applicable laws, such clause shall be deemed invalid only with respect to the affected clauses, and without affecting other clauses hereof in any way.

9.

Party B shall not assign its rights and obligations under this Agreement to any third party without the prior written consent of Party A. Party B hereby agrees that Party A may assign its rights and obligations under this Agreement at its discretion and such transfer shall only be subject to a written notice sent to Party B by Party A, and no any further consent from Party B will be required.

10.

All parties acknowledge and confirm that any oral or written materials communicated pursuant to this Agreement are confidential documents. All parties shall keep secret of all such documents and not disclose any such documents to any third party without prior written consent (except the written consent of the Shareholders shall not be required) from other parties except under the following conditions: (a) such documents are known or shall be known by the public (excluding the receiving party discloses such documents to the public without authorization); (b) any documents disclosed in accordance with applicable laws or rules or regulations of stock exchange; (c) any documents required to be disclosed by any party to its legal counsel or financial consultant for the purpose of the transaction of this Agreement by any party, and such legal counsel or financial consultant shall also comply with the confidentiality as stated hereof. Any disclosure by employees or agencies employed by any party shall be deemed the disclosure of such party and such party shall assume the liabilities for its breach of contract pursuant to this Agreement. This Article shall survive termination of this Agreement.

11.	This Agreement shall be governed by and construed in accordance with the laws of the PRC and the laws of the State of New York.

12.

Any disputes arising from and related to this Agreement shall be settled by both parties through bona fide negotiations. If a dispute cannot be resolved through bona fide negotiations within ninety (90) days, parties hereby elect to have the United States District Court for the Southern District of New York to retain jurisdiction.

13.	This Agreement shall be executed by a duly authorized representative of each party as of the date first written above and become effective simultaneously.

14.

Notwithstanding Article 13 hereof, the parties confirm that this Agreement shall constitute the entire agreement of the Parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous verbal and written agreements and understandings.

15.

The term of this agreement is ten (10) years unless early termination occurs in accordance with relevant provisions herein or in any other relevant agreements reached by all parties. This Agreement may be extended only upon Party A’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by the Parties hereto through mutual consultation. During the aforesaid term, if Party A or Party B is terminated at expiration of the operation term (including any extension of such term) or by any other reason, this Agreement shall be terminated upon such termination of such party, unless such party has already assigned its rights and obligations in accordance with Article 9 hereof.

16.

This Agreement shall be terminated on the expiration date unless it is renewed in accordance with the relevant provision herein. During the valid term of this Agreement, Party B shall not terminate this Agreement. Notwithstanding the above stipulation, Party A shall have the right to terminate this Agreement at any time by issuing a thirty (30) days prior written notice to Party B.

17.	This Agreement has been executed in duplicate originals, each Party has received one (1) duplicate original, and all originals shall be equally valid.

IN WITNESS WHEREOF each party hereto has caused this Agreement duly executed by itself or a duly authorized representative on its behalf as of the date first written above.

PARTY A:

Panjin Hengrun Biological Technology Development Co., Ltd.

盘锦恒润生物技术开发有限公司

Authorized Signing Officer:

/s/ Chin Yung Kong

____________________________

Chin Yung Kong

PARTY B:

Liaoning Dingxu Ecological Agriculture Development Co., Ltd.

辽宁鼎旭生态农业发展有限公司

Authorized Signing Officer:

/s/ Yong Huang

____________________________

Yong Huang

SHAREHOLDERS:

/s/ Yong Huang

____________________________

Yong Huang

/s/Yingchun Meng

____________________________

Yingchun Meng

/s/Wenju Lv

____________________________

Wenju Lv

/s/Geng Chen

____________________________

Geng Chen

/s/Hai Song

____________________________

Hai Song